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                                                                   EXHIBIT 23(C)

                       [KPMG Peat Marwick LLP letterhead]

Independent Auditors' Consent

The Summcorp Board of Directors and Shareholders:

We consent to the incorporation by reference in this Registration Statement of NBD Bancorp, Inc. on Form S-4 of our report dated January 20, 1992, appearing in the Annual Report to Form 10-K of NBD Bancorp, Inc. for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.

KPMG Peat Marwick LLP

Indianapolis, Indiana
September 26, 1994